RESTATED

                            ARTICLES OF INCORPORATION

                                        OF

                      SOUTHWESTERN PUBLIC SERVICE COMPANY


         Pursuant to Section 53-13-7 New Mexico Statutes Annotated, 1978 Compilation, Southwestern Public Service Company, a New Mexico corporation, by a resolution duly adopted by its Board of Directors, restates its Articles of Incorporation, as previously amended, as follows:

         FIRST: The name of the corporation shall be SOUTHWESTERN PUBLIC SERVICE COMPANY (the "Corporation").

         SECOND: The location of the principal office of the Corporation in New Mexico shall be at 111 East Fifth, Roswell, New Mexico.

         THIRD: The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the New Mexico Business Corporation Act (the "NMBCA").

         FOURTH: The total number of authorized shares of the Corporation shall be 110,000,000, divided into 10,000,000 preferred shares having a par value of $1 per share (the "Preferred Stock") and 100,000,000 common shares having a par value of $1 per share (the "Common Stock").

         The   designations,   voting   powers,   preferences,   and   relative,
participating,   optional,   or  other  special  rights,   and   qualifications,
limitations, or restrictions of the above classes of stock are as follows:

         (A) Preferred Stock

         (1) Issuance in Series. Shares of Preferred Stock may be issued in one or more series when, and for such consideration or considerations as the Board of Directors determines. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2 of this Article Fourth.

         (2) Authority of the Board with Respect to Series. The Board of Directors is authorized, at any time, to provide for the issuance of the shares of Preferred Stock in one or more series with the designations, voting powers, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, or restrictions thereof as are stated in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated in these Restated Articles of Incorporation or any amendment hereto or not otherwise prescribed by law including, but not limited to, determination of any of the following:

         (i) The maximum number of shares to constitute the series, which may subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the Board of Directors and the distinctive designation thereof;

         (ii) Whether the shares of the series shall have any voting powers, in addition to the voting powers provided by law, and, if any, the terms of the voting powers;

         (iii) The dividend rate or rates, if any, on the shares of the series or the manner in which such rate or rates shall be determined, the conditions and dates upon which the dividends shall be payable, and the preference or relation which the dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether the dividends shall be cumulative or noncumulative;

         (iv) Whether the shares of the series shall be subject to redemption by the Corporation, and, if made subject to redemption, the times, prices, and other terms, limitations, restrictions, or conditions of the redemption;

         (v) The relative amounts, and the relative rights or preferences, if any, of payment in respect of shares of the series, which the holders of shares of the series shall be entitled to receive upon the liquidation, dissolution, or winding up of the Corporation;

         (vi) Whether the shares of the series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to which and the manner in which any retirement or sinking fund shall be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relative to the operation of the retirement or sinking fund;

         (vii) Whether the shares of the series shall be convertible into, or exchangeable for, shares of any other class, classes, or series, or other securities, whether or not issued by the Corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting them;

         (viii) The limitations and restrictions, if any, to be effective while any shares of the series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption, or other acquisition by the Corporation of, the Common Stock or any other class or classes of stock of the Corporation ranking junior to the shares of the series either as to dividends or upon liquidation, dissolution, or winding up of the Corporation;

         (ix) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other class) ranking on a parity with or prior to the shares of the series as to dividends or distribution of assets upon liquidation, dissolution, or winding up of the Corporation; and

         (x) Any other preference, relative, participating, optional, or other special rights, and the qualifications, limitations, or restrictions thereof, not inconsistent with law, this Article Fourth, or any resolution of the Board of Directors pursuant hereto.

         (3) Preemptive Rights. The holders of the Preferred Stock shall have no preemptive rights to subscribe to any issue of shares or other securities of any class of the Corporation.

(B) Common Stock

         (1) Dividends. Subject to the preferential rights of holders of the Preferred Stock, dividends may be paid or declared and set apart for payment upon the Common Stock out of any funds legally available for the declaration of dividends, but only when and as determined by the Board of Directors.

         (2) Liquidation, Dissolution, or Winding Up. Subject to the preferential rights of holders of the Preferred Stock in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its shareholders ratably in proportion to the number of shares of the Common Stock they hold.

         (3) Voting Rights. Except as may be otherwise required by law or these Restated Articles of Incorporation, each holder of Common Stock has one vote for each share of stock he or she holds of record on the books of the Corporation on all matters voted upon by the shareholders. Cumulative voting for the election of directors shall not be permitted.

         (4) Preemptive Rights. The holders of the Common Stock shall have no preemptive rights to subscribe to any issue of shares or other securities of any class of the Corporation.

         FIFTH: The duration of the Corporation shall be perpetual.

         SIXTH: The number of directors shall be fixed in the manner provided in the Bylaws of the Corporation (the "Bylaws"), but in no case shall the number of directors elected by the holders of the Common Stock be less than nine, nor greater than fifteen. The Board of Directors shall be divided into three classes, the first class designated "Class I," the second class designated "Class II," and the third class designated "Class III." The number of directors in each class elected by the holders of the Common Stock, or by the holders of the Preferred Stock pursuant to the provisions of subdivision (F) of Article Fourth, shall be as nearly equal as possible. The term of directors in Class I shall be initially one year and thereafter three years. The term of directors in Class II shall be initially two years and thereafter three years. The term of directors in Class III shall be three years. The initial term for each of the foregoing classes shall commence on the election of directors at the annual meeting of shareholders in 1990. At each annual meeting of shareholders commencing with the annual meeting in 1991, a number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected (unless the number of directors in such class has been increased or decreased, in which case such larger or smaller number shall be elected) by the affirmative vote of the holders of the majority of the shares represented at such meeting either in person or by proxy and entitled to vote on the election of directors. Notwithstanding the foregoing, each director shall hold office until his or her successor is chosen and qualified in his or her stead.

         Newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause may be filled by a majority vote of the directors then in office (even though the number of directors then in office may constitute less than a quorum). A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. A director elected to fill an increase in the number of directors may be elected by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

         A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for a breach of fiduciary duty as a director unless (a) he or she has breached or failed to perform the duties of his or her office in accordance with the NMBCA as it existed on January 13, 1988, and (b) the breach or failure to perform constitutes negligence, willful misconduct, or recklessness. If the NMBCA is amended to permit the further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the NMBCA, as amended.

         Any repeal or modification of this Article Sixth by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of the repeal or modification.

         SEVENTH: Subject to the rights of holders of any class or series of shares ranking prior to the Common Stock in respect of dividends or assets, only persons who are nominated in accordance with the procedures set forth in this paragraph shall be eligible to be nominated as directors at any meeting of the shareholders of the Corporation. At any meeting of the shareholders of the Corporation, nominations of persons for election to the Board of Directors may be made (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for in this paragraph, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this paragraph. For a nomination to be properly brought before a shareholders' meeting by a shareholder, timely written notice shall be made to the Secretary of the Corporation. The shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 35 days nor more than 50 days prior to the meeting; provided, however, in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made. The shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required by applicable law (including the person's written consent to being named as a nominee and to serving as a director if elected), and (2) (a) the name and address, as they appear on the Corporation's books, of the shareholder,
(b) a representation that the shareholder is a holder of record of the Common Stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. The shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder with respect to the matters set forth in this paragraph. If the chairman of the meeting shall determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by this paragraph, the nomination shall not be accepted.

         At any meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting (1) by or at the direction of the Board of Directors or (2) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for in this paragraph, who shall be entitled to vote at the meeting, and who complies with the notice procedures set forth in this paragraph. For business to be properly brought before a shareholders' meeting by a shareholder, timely written notice shall be made to the Secretary of the Corporation. The shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Corporation not less than 35 days nor more than 50 days prior to the meeting; provided, however, in the event that less than 45 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which the notice of the date of the meeting was mailed or the public disclosure was made. The shareholder's notice shall set forth (1) a brief description of the business desired to be brought before the meeting and the reasons for considering the business, and (2) (a) the name and address, as they appear on the Corporation's books, of the shareholder, (b) a representation that the shareholder is a holder of record of the Common Stock entitled to vote at the meeting on the date of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, and (c) any material interest of the shareholder in the proposed business. The shareholder shall also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this paragraph. If the chairman of the meeting shall determine and declare at the meeting that the proposed business was not brought before the meeting in accordance with the procedures prescribed by this paragraph, the business shall not be considered.

         The notice procedures set forth in this Article Seventh do not change or limit any procedures the Corporation may require in accordance with applicable law with respect to the inclusion of matters in the Corporation's proxy statement.

         EIGHTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is authorized to make and alter the Bylaws, subject to the power of the shareholders to alter and repeal the Bylaws made by the Board of Directors.

         NINTH: These Restated Articles of Incorporation may be amended by the affirmative vote of the holders of a majority of the shares of the Common Stock in addition to any affirmative vote of the holders of the Preferred Stock required by these Restated Articles of Incorporation or the laws of the State of New Mexico.

         Notwithstanding the foregoing or any other provision of these Restated Articles of Incorporation or the Bylaws (and notwithstanding that a lesser percentage may be specified by law), in order to amend, alter, change, or repeal, or to adopt any provisions inconsistent with, Article Sixth, Article Seventh, or this paragraph of Article Ninth, or to remove any director of the Corporation without cause, the affirmative vote of the holders of at least two-thirds of the Common Stock shall be required (in addition to any affirmative vote of the holders of the Preferred Stock required by these Restated Articles of Incorporation or the laws of the State of New Mexico).

         These Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as previously amended and supersede the original Articles of Incorporation and all amendments.

         Dated: January 31, 1996


                                    SOUTHWESTERN PUBLIC SERVICE COMPANY



                                    By      /s/ DAVID M. WILKS
                                            President



                                    By      /s/ ROBERT D. DICKERSON
                                            Secretary


STATE OF TEXAS
COUNTY OF POTTER  }        ss.:

         DAVID M. WILKS, being first duly sworn, states that he is President of SOUTHWESTERN PUBLIC SERVICE COMPANY, that he has read and signed the foregoing document, and that every statement contained in the document is true and correct to the best of his information and belief.




                                            /s/ DAVID M. WILKS


         SWORN AND SUBSCRIBED TO BEFORE ME by the said DAVID M. WILKS on this 31st day of January, 1996.




                                    /s/ PATRICIA L. BELCHER
                                    Notary Public, State of Texas
                                    My commission expires: February 8, 2000


[NOTARIAL SEAL]

[Filed in the office of the State Corporation
 Commission of the State of New Mexico and made effective on February 1, 1996.]